UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2008
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico	000-27377	66-0573197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico	00680
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 8.01 Other Events.
W Holding Company, Inc. (the “Company”) lists its common stock on the New York Stock Exchange (the “NYSE”). Section 303A of the NYSE Listed Company Manual (“Section 303A”) requires that listed companies annually include certain corporate governance disclosures in the proxy statement to stockholders or annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”). As detailed in Current Reports filed on Form 8-K filed with the SEC on February 6, 2008 and August 28, 2008, the Company is currently undertaking a restatement of its financial statements. Because the Company has not completed the previously announced restatement, the Company has not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Annual Report”), has postponed the holding of its annual meeting of stockholders and has not filed its proxy statement with the SEC. Accordingly, the Company could not make the disclosures required to be made in those filings under Section 303A. The NYSE has advised the Company that the disclosures set forth in this Current Report on Form 8-K will satisfy the requirements of Section 303A.
Section 303A requires NYSE-listed companies to make the following disclosures:
•	disclose the evaluation by the board of directors of the company of each director’s relationship with the company, any categorical standards of independence adopted by the board, and the board’s determination as to the independence of each director;

•	identify the non-management director who presides at all regularly scheduled executive sessions of the non-management members of the board;

•	disclose a method by which interested parties may communicate directly with the presiding director or the non-management directors as a group;

•	disclose the availability of the company’s corporate governance guidelines, code of business conduct and ethics and charters for the board’s audit, compensation and nominating/corporate governance committees on its website and in print upon stockholder request; and

•	disclose that (i) such company has filed the certifications required by Section 302 of the Sarbanes-Oxley Act with the company’s most recently filed annual report on Form 10-K, and (ii) such company’s chief executive officer has certified to the NYSE that he or she is not aware of any violation of the NYSE corporate governance listing standards by the company as of the date of that certification, with qualifications as necessary.
Director Independence
The Board of Directors of the Company (the “Board”) has determined that Messrs. Cornelius Tamboer, Cesar A. Ruiz, Hector L. Del Río, Juan C. Frontera and Enrique Gonzalez are “independent” for purposes of Section 303A. The Board’s determinations of director independence were made in accordance with the qualification standards for independent directors included in the Company’s Corporate Governance Guidelines, which are generally consistent with the NYSE listing standards. The Corporate Governance Guidelines may be found in the Investor Relations section of the Company’s website at www.wholding.com and are available in print to any stockholder upon written request to Mr. Frontera, Secretary of the Board of Directors, at W Holding Company, Inc., P.O. Box 1180, Mayagüez, Puerto Rico 00681. The Board based these determinations primarily on a review of the responses the directors provided to questions regarding employment and compensation history, affiliations and family and other relationships and based on discussions with the directors.

Presiding Director for Executive Sessions
The Board of Directors of the Company has named Mr. Frontera the Presiding Director of the non-management directors meetings.
Communication with Non-Management Directors
The Board has also named Mr. Frontera as the contact for those interested parties that may want to communicate directly with a non-management director. Any interested parties may contact Mr. Frontera by written notification to W Holding Company, Inc., P.O. Box 1180, Mayagüez, Puerto Rico 00681.
Corporate Governance Guidelines
The Company’s Corporate Governance Guidelines may be found in the Investor Relations section of the Company’s website at www.wholding.com and are available in print to any stockholder upon written request to Mr. Frontera, Secretary of the Board of Directors, at W Holding Company, Inc., P.O. Box 1180, Mayagüez, Puerto Rico 00681.
Code of Ethics
The Board has adopted a Code of Business Conduct and Ethics for directors, officers, and employees which may be found in the Investor Relations section of the Company’s website at www.wholding.com and is available in print to any stockholder upon written request to Mr. Frontera at W Holding Company, Inc., P.O. Box 1180, Mayagüez, Puerto Rico 00681.
Committee Charters
The Board has adopted a Nominating and Corporate Governance Committee Charter which may be found in the Investor Relations section of the Company’s website at www.wholding.com and is available in print to any stockholder upon written request to Mr. Frontera at W Holding Company, Inc., P.O. Box 1180, Mayagüez, Puerto Rico 00681.
The Board has adopted a Compensation Committee Charter which may be found in the Investor Relations section of the Company’s website at www.wholding.com and is available in print to any stockholder upon written request to Mr. Frontera at W Holding Company, Inc., P.O. Box 1180, Mayagüez, Puerto Rico 00681.
The Audit Committee’s responsibilities are described in a written charter that was adopted by the Board. A copy of the Audit Committee Charter is available in the Investor Relations section of the Company’s website at www.wholding.com and is available in print to any stockholder upon written request to Mr. Frontera at W Holding Company, Inc., P.O. Box 1180, Mayagüez, Puerto Rico 00681.
Certifications
The certification by the Company’s Chief Executive Officer required under Section 303A.12(a) of the NYSE Listed Company Manual was submitted to the NYSE.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
/s/ Freddy Maldonado
Name:	Freddy Maldonado
Title:	Chief Financial Officer

Date: December 23, 2008